                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          UNO RESTAURANT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                    UNO RESTAURANT CORPORATION TO BE HELD ON
                               FEBRUARY 28, 2001

    The Annual Meeting of Stockholders of UNO RESTAURANT CORPORATION will be held on Wednesday, February 28, 2001 at 3:00 p.m., at "Pizzeria Uno...Chicago Bar & Grill" located at One Newton Place, 287 Washington Street, Newton, Massachusetts, for the following purposes:

    1. To elect three Class I directors to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    2. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

    The Board of Directors has fixed January 22, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

    You are cordially invited to attend the Meeting.

                                          By Order of the Board Of Directors

                                          George W. Herz II
                                          Secretary

Boston, Massachusetts
January 31, 2001

                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY IS REVOCABLE AS DESCRIBED IN THE PROXY STATEMENT.

                           UNO RESTAURANT CORPORATION
                                PROXY STATEMENT
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                              ON FEBRUARY 28, 2001

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Uno Restaurant Corporation, a Delaware corporation with its principal executive offices at 100 Charles Park Road, West Roxbury, Massachusetts 02132 (referred to hereinafter as the "Company"), for use at the Annual Meeting of Stockholders to be held on February 28, 2001, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 31, 2001. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

    Only stockholders of record at the close of business on January 22, 2001 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 10,991,788 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

    The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                             ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

    The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

    The Restated Certificate of Incorporation sets the initial number of directors at seven and authorizes the Board of Directors and the stockholders to change the number from time to time. In August 1999, the Board of Directors voted to increase the number of directors to nine and appointed Tamara P. Davis as a Class I director, Kenneth D. Hill as a Class II director, and James J. Kerasiotes as a Class III director. The terms of Tamara P. Davis and John T. Gerlach expire at the Meeting. Ms. Davis and Mr. Gerlach are being renominated for election as Class I directors, and Paul W. MacPhail is being nominated for election as a Class I director, each to hold office until the 2004 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

    The Company's Restated Certificate of Incorporation and By-laws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The term of office of only Class I directors expires at the Meeting. The terms of office of Class II and Class III directors continue after the Meeting.

    It is the intention of the persons named as proxies to vote for the election of Ms. Davis, Mr. Gerlach and Mr. MacPhail as Class I directors. In the unanticipated event that the nominees should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

    The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

                                                                                                       YEAR TERM
                                                                                                       EXPIRES,
                                                                                           DIRECTOR   IF ELECTED,
NAME                            AGE                    PRINCIPAL OCCUPATION                 SINCE      AND CLASS
----                          --------                 --------------------                --------   -----------
Tamara P. Davis*............     55      Former Chief Executive Officer of UST Leasing       1999        2004
                                         Corporation                                                   Class I
John T. Gerlach*............     68      Director of the Graduate Business Program,          1987        2004
                                         Sacred Heart University                                       Class I
Paul W. MacPhail*...........     37      Executive Vice President, Chief Operating                       2004
                                         Officer of the Company                                        Class I
Craig S. Miller.............     51      President, Chief Executive Officer and Director     1985        2002
                                         of the Company                                                Class II
Kenneth D. Hill.............     67      Former Chief Operating Officer of Applebee's        1999        2002
                                         International Inc.                                            Class II
Aaron D. Spencer............     69      Chairman and Director of the Company                1979        2003
                                                                                                      Class III
James F. Carlin.............     60      Chairman and Chief Executive Officer of Carlin      1996        2003
                                         Consolidated, Inc.                                           Class III
James J. Kerasiotes.........     47      President of Indian Hill Management                 1999        2003
                                                                                                      Class III

------------------------

* Nominees for Class I directors.

    Ms. Davis is an investment banker and served as president, chief executive officer and director of UST Leasing Corporation from 1987 to 1993. She served as a senior vice president at US Trust from 1983 to 1993, as well as an assistant vice president and corporate finance officer at BankAmeriLease Group, Inc., a subsidiary of Bank of America from 1979 to 1983. Prior to that, she was the assistant dean of humanities at Santa Ana College from 1977 to 1979 and an educator. Ms. Davis currently is chairman of the Massachusetts State College Building Authority and vice chairman of the Massachusetts Educational Financing Authority. She is also a director of the Massachusetts Board of Higher Education and a former director of MuseumShop.com, Inc.

    Mr. Gerlach has been the director of the Graduate Business Program of Sacred Heart University since July 1992. He was the director of the Center for Policy Issues of Sacred Heart University from January 1990 to July 1992. From 1988 to 1990, he was an adjunct professor of finance in the Graduate School of Business at Drexel University. From 1986 to 1988, he was associate director of Bear, Stearns & Co. From 1985 to 1986, he was a consultant for The Horn & Hardart Co., and from 1982 to 1985, he was the president and chief operating officer of The Horn & Hardart Co. Prior to that time, he was a vice president of General
Mills Inc. He is presently a director of Marketing Services Group, Inc. and Security American Financial Enterprises, Inc.

    Mr. MacPhail was appointed Executive Vice President and Chief Operating Officer on October 23, 2000. Previously Mr. MacPhail served as Executive Vice President, Chief Operating Officer and Director from December 1998 to
April 2000 and was the Company's Senior Vice President--Operations from January 1997 to November 1998. From October 1994 to January 1997, he served as Divisional Vice

President--Operations and from November 1992 to October 1994, he served as a Regional Director of Operations. From 1990 to 1992, Mr. MacPhail served with the Company as a General Manager and Senior Operations Manager. Prior to joining the Company, Mr. MacPhail served for 8 years as a General Manager with Ground
Round, Inc. Mr. MacPhail has a total of 16 years of experience in the restaurant industry.

    Mr. Miller has been President since 1986 and Chief Executive Officer since September 30, 1996. From 1986 to 1998, he served as Chief Operating Officer. From 1984 to 1986, he served as a Vice President and then Executive Vice President of the Company. Prior to joining the Company, he spent 11 years with the General Mills Inc. restaurant subsidiary, including four years in various executive capacities with Casa Gallardo Mexican restaurants and six years with the Red Lobster restaurant chain. Mr. Miller has a total of 32 years of experience in the restaurant industry.

    Mr. Hill was the president of international development for Applebee's International, Inc. from 1994 to 1995. Prior to that, he was the executive vice president and chief operating officer of Applebee's International, Inc. from 1991 to 1994. From 1990 to 1991, he was the president and chief executive officer of Creative Restaurant Management, Inc. From 1985 to 1991, he was the president and chief executive officer of T.J. Cinnamons, Ltd. and from 1973 to 1985, he was the president of Gilbert/Robinson, Inc.

    Mr. Spencer, the founder of the Company, has been Chairman of the Company since 1986 and previously served as the Company's Chief Executive Officer until September 30, 1996 and as the Company's President until 1986. Mr. Spencer has 34 years of experience in the restaurant industry and was the founder and owner of the predecessor of the Company which operated a chain of 24 Kentucky Fried Chicken franchised restaurants at the time the restaurants were sold.

    Mr. Carlin is the chairman and chief executive officer of Carlin Consolidated, Inc., a management and investment company. He was the chairman of the Massachusetts Board of Higher Education from 1995 to 1999. He was also the receiver for the City of Chelsea, Massachusetts from 1991 to 1992. Mr. Carlin is a trustee of the Massachusetts Health and Education Tax Exempt Trust and a trustee or director of 33 funds managed by John Hancock Mutual Life Insurance Company. He is also a director of Alpha Analytical, Inc.

    Mr. Kerasiotes is president of Indian Hill Management. He was the chairman and chief executive officer of the Massachusetts Turnpike Authority from 1996 to 2000. From 1992 to 1997, he was the Massachusetts Secretary of Transportation and the chairman of the Massachusetts Bay Transportation Authority. From 1991 to 1992, he served as commissioner of the Massachusetts Highway Department. From 1985 to 1991, he was a founder, director and stockholder of Alpha
Analytical, Inc. and co-founder of Adion, Inc. From 1983 to 1985, he was a director and shareholder of Rizzo Associates. From 1979 to 1981, he was the Deputy Commissioner in the Massachusetts Commerce Department.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held four meetings during the fiscal year ended October 1, 2000. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he or she was a member during such fiscal year.

    The Board of Directors has an Audit Committee, currently comprised of Mr. Carlin, Chairman, Ms. Davis and Mr. Kerasiotes, which met twice during fiscal year 2000. The functions performed by this Committee include making recommendations to the Board of Directors as to the selection and engagement of the Company's independent auditors; reviewing the annual audit plan and scope of the audit with the Company's independent auditors; and reviewing the Company's annual financial statements with the Company's management and the independent auditors.

    The Board of Directors also has a Compensation Committee, currently comprised of Ms. Davis, Chairperson, and Messrs. Gerlach and Hill. The Compensation Committee met twice during fiscal year 2000. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning salaries, incentive plans, benefits and overall compensation.

    The Board of Directors also has an Executive Committee, currently comprised of Messrs. Gerlach, Miller and Spencer. The Executive Committee is responsible for reviewing and recommending to the Board of Directors for approval major business decisions, including capital and operating budgets, strategic plans, financing proposals, executive officer changes and composition of the Board of Directors. The Executive Committee met four times during fiscal year 2000.

    The Board of Directors does not have a nominating committee. Changes in directors are considered by the whole Board of Directors, based on recommendations of the Executive Committee.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth certain information as of December 15, 2000 concerning the beneficial ownership of Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                                  SHARES OF
                                                                    COMMON
                                                              STOCK BENEFICIALLY   PERCENT
NAME                                                              OWNED (1)        OF CLASS
----                                                          ------------------   --------
Robert M. Brown (2)(3)(4)...................................        169,379           1.5
James F. Carlin(2)(5).......................................         46,241             *
Tamara P. Davis (2)(6)......................................          7,875             *
Alan M. Fox (2)(3)(4).......................................        198,654           1.8
John T. Gerlach (2).........................................         28,463             *
Kenneth D. Hill (2).........................................          7,375             *
James J. Kerasiotes (2).....................................          6,875             *
Paul W. MacPhail (3)(4).....................................          1,155             *
Craig S. Miller (2)(3)(4)(7)(8).............................        504,667           4.4
Dennis J. Roberts...........................................              0             *
Aaron D. Spencer (2)(3)(9)(10)..............................      4,871,469          44.2
Uno Associates (10).........................................      1,861,977          16.9
Executive Officers and Directors as a Group (15
  Persons)(11)..............................................      7,841,099          65.2

------------------------

* Represents less than 1%.

(1) Unless otherwise noted, the beneficial owners listed have sole voting and investment power over the shares listed.

(2) Includes the following shares subject to currently exercisable options:
    Mr. Brown--167,228; Mr. Carlin--16,191; Ms. Davis--6,875; Mr. Fox--195,777;
    Mr. Gerlach--16,881; Mr. Hill--6,875; Mr. Kerasiotes--6,875;
    Mr. Miller--467,575; Mr. Spencer--24,750.

(3) Includes the following shares held in participant accounts under the employee stock ownership provision of the Company's Employee Stock Ownership Plan (the "ESOP"): Mr. Brown--1,064; Mr. Fox--743; Mr. MacPhail--220;
    Mr. Miller--1,790; Mr. Spencer--1,119. The voting power of these shares is held by the trustees of the ESOP.

(4) Includes the following shares held in participant accounts under the 401(k) savings provision of the ESOP: Mr. Brown--1,087; Mr. Fox--1,034;
    Mr. MacPhail--935; and Mr. Miller--1,095.

(5) Includes 10,050 shares beneficially owned by Mr. Carlin and 20,000 shares held by Mr. Carlin's spouse.

(6) Includes 1,000 shares held by Ms. Davis's spouse in a revocable trust. Ms. Davis disclaims beneficial ownership of these shares.

(7) Includes 6,722 shares held in a deferred compensation account.

(8) Includes 4,600 shares held by a trust created by Mr. Miller, and 220 shares held by Mr. Miller's spouse.

(9) Includes 171,018 shares held by a charitable foundation of which Mr. Spencer is a trustee.

(10) Uno Associates is a partnership owned 80% by Mr. Spencer and 10% each by his two adult children, Lisa J. Spencer and Mark N. Spencer. Mr. Spencer is deemed to be the beneficial owner of all of the shares held by Uno Associates, and as a result is deemed to be the beneficial owner of an aggregate of 6,733,446 shares, including exercisable stock options (61.1% of the outstanding shares). The mailing address of Uno Associates and Mr. Spencer is 100 Charles Park Road, West Roxbury, Massachusetts 02132.

(11) Includes all shares beneficially owned by the executive officers and directors named and as described above, 1,100 shares beneficially owned by one executive officer not specifically named above, an aggregate of 134,229 shares subject to currently exercisable options held by three executive officers not specifically named above, an aggregate of 1,090 shares held in participant accounts under the 401(k) savings and employee stock ownership provisions of the ESOP for one executive officer not specifically named above, and 550 shares held in a deferred compensation account for one executive officer not specifically named above.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation of each of the Chief Executive Officer and the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last three fiscal years. The fiscal year ended October 3, 1999 includes a 53rd week of compensation to account for an additional week of operation.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                     ANNUAL COMPENSATION      AWARDS
                                                     -------------------   ------------    ALL OTHER
                                       FISCAL YEAR    SALARY     BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION               ENDED        ($)        ($)         (#)(2)         ($)(3)
---------------------------            -----------   --------   --------   ------------   ------------
Aaron D. Spencer                         10/1/00     $285,000   $ 74,814            0        $    0
Chairman and Director                    10/3/99      280,288    216,563       41,250             0
                                         9/27/98      262,500    113,926       41,250             0

Craig S. Miller                          10/1/00     $285,000   $ 96,566            0        $1,556
President, Chief Executive               10/3/99      280,288    361,016       34,375         1,556
Officer, and Director                    9/27/98      262,500    146,474      275,000         1,560

Alan M. Fox                              10/1/00     $179,231   $ 56,176            0        $1,530
Executive Vice President;                10/3/99      168,173    102,928        3,438         1,635
President--Uno Foods, Inc.               9/27/98      160,000     61,920      151,466         1,616

Robert M. Brown                          10/1/00     $171,731   $ 46,430            0        $1,686
Executive Vice President                 10/3/99      165,625     84,253            0         1,571
                                         9/27/98      157,500     59,537      156,408         1,628

Dennis J. Roberts(1)                     10/1/00     $147,115   $ 51,491       50,000        $    0
Executive Vice President--
Chief Operating Officer

------------------------

(1) Mr. Roberts joined the Company in February 2000 and left the Company in October 2000.

(2) Consisting of options granted under the Uno Restaurant Corporation 1997 Employee Stock Option Plan and the 1997 Key Officer Stock Option Plan.

(3) Consisting solely of benefits under the Company's 401(k) savings provision and the employee stock ownership provision of the Company's Employee Stock Ownership Plan (the "ESOP"). The ESOP is designed to invest Company contributions in shares of Common Stock. Such shares are entitled to receive dividends if and when declared. The Company's contributions to a participant's account are subject to a vesting schedule providing, in general, for no vesting before three years of service and 20% vesting for each additional year of service (100% vesting after seven years of service, although there is an accelerated six year vesting schedule under certain circumstances). As of October 1, 2000, the number and value of shares allocated to the accounts of the executive officers listed in the table above were as follows: Mr. Spencer--1,119 shares ($7,624), Mr. Miller--2,885 shares ($19,656), Mr. Fox--1,777 shares ($12,107),
    Mr. Brown--2,151 shares ($14,655) and Mr. Roberts--0 shares ($0) (based upon the closing sale price of the Common Stock on the New York Stock Exchange on September 29, 2000).

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                                      -----------------------                   VALUE AT ASSUMED
                                                       % OF TOTAL                             ANNUAL RATES OF STOCK
                                                        OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                           OPTIONS     GRANTED TO    OR BASE                     OPTION TERM(2)
                                           GRANTED    EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
NAME                                        (#)(1)    FISCAL YEAR     ($/SH)       DATE        5%($)        10%($)
----                                       --------   ------------   --------   ----------   ----------   ----------
Aaron D. Spencer.........................       --          --
Craig S. Miller..........................       --          --
Alan M. Fox..............................       --          --
Robert M. Brown..........................       --          --
Dennis J. Roberts........................   30,000        12.3%       $10.13      2/25/10     $191,027     $484,099
Dennis J. Roberts........................   20,000         8.2%       $12.13      5/15/10     $152,507     $386,483

------------------------

(1) The options were granted under the 1997 Employee Stock Option Plan, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant, provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2) The assumed rates are compounded annually for the full term of the options.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                                                  VALUE OF
                                                                             NUMBER OF           UNEXERCISED
                                                                            UNEXERCISED         IN-THE-MONEY
                                                                             OPTIONS AT          OPTIONS AT
                                                                              10/1/00              10/1/00
                                                                           --------------      ---------------
                                                                            EXERCISABLE/        EXERCISABLE/
                                        SHARES         VALUE REALIZED      UNEXERCISABLE        UNEXERCISABLE
NAME                                  ACQUIRED ON          ($)(1)               (#)                  ($)
----                                  -----------      --------------      --------------      ---------------
Aaron D. Spencer................             --                 --          24,750/57,750        $5,544/$8,316
Craig S. Miller.................         42,330           $197,716         467,575/31,900      $107,512/$4,479
Alan M. Fox.....................          8,594           $ 34,457         195,777/12,615       $40,897/$4,327
Robert M. Brown.................         32,657           $206,030         167,228/12,830        $8,588/$5,324
Dennis J. Roberts...............             --                 --               0/50,000                $0/$0

------------------------

(1) Based upon the closing sale price of the Common Stock on September 29, 2000 on the New York Stock Exchange, minus the option exercise price.

    CHANGE IN CONTROL PROTECTION AGREEMENTS. The Compensation Committee determined and the Board of Directors of the Company affirmed that it is in the best interests of the Company's stockholders, employees and customers to assure continuity of management of the Company's administration and operations in the event of a change in control of the Company. Therefore, the Company has entered into Change in Control Protection Agreements with each of its officers that provide, in general, for specified severance payments in the event that an officer of the Company is terminated, other than for cause, within two years of a change in control.

    A Change in Control will be deemed to have occurred, among other reasons, if: the beneficial ownership interest of Aaron D. Spencer, Chairman of the Company, is reduced to less than 15% of the outstanding shares of Common Stock; another "person" becomes the beneficial owner of 35% or more of the Common Stock; a majority of the Board of Directors is replaced within a period of two years; or a sale of all, or substantially all, of the Company's assets occurs.

    The Change in Control Protection Agreements provide for severance payments that are, in general, the equivalent of salary and benefits for periods ranging from between 12 and 24 months. Pursuant to the Change in Control Protection Agreements, of the executive officers included in the Summary Compensation Table, Mr. Spencer and Mr. Miller would be entitled to severance payments equal to 24 months of salary and benefits, and Mr. Fox and Mr. Brown would be entitled to severance payments equal to 18 months of salary and benefits.

    See also, "Compensation of Directors--Indemnification Agreements."

COMPENSATION OF DIRECTORS

    Messrs. Carlin, Gerlach, Hill and Kerasiotes and Ms. Davis, members of the Board of Directors who are not employees of the Company, received an annual fee of $12,500 for the fiscal year ended October 1, 2000. In addition, these non-employee directors received the following fees for each meeting attended during the fiscal year: $1,000 for each Board of Directors meeting, $500 for each committee meeting and $500 for the committee chairman for each committee meeting. They were also reimbursed for expenses incurred in attending such meetings.

    Members of the Board of Directors who are not employees of the Company participate in a retirement plan for non-employee directors that provides for the payment annually, upon retirement, of the annual fee then paid to active non-employee directors. This annual retirement payment will continue for the same number of years as the director served as a non-employee director up to a maximum of 10 years.

    INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. The Company has also entered into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

    The indemnification agreements provide that the Company will pay, to the fullest extent permitted by law, certain amounts incurred by a director or officer in connection with any civil, criminal, administrative, investigative or other action or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses incurred in connection with legal proceedings. The Company also provides directors' and officers' liability insurance for all directors and officers.

    THE 1993 AND 1997 NON-QUALIFIED STOCK OPTION PLANS FOR NON-EMPLOYEE DIRECTORS. The Company has a 1993 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1993 Directors Plan") and a

1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Plan"). The 1993 Directors Plan and the 1997 Directors Plan are referred to collectively as the "Directors Plans."

    Options may be granted under the Directors Plans only to directors of the Company who are not also employees of the Company. Currently, the non-employee directors of the Company are Messrs. Carlin, Gerlach, Hill and Kerasiotes and Ms. Davis.

    Pursuant to the 1997 Directors Plan, each year, immediately following the Company's Annual Meeting of Stockholders, each then non-employee director is granted an option to acquire 1,272 shares of Common Stock. During the fiscal year ended October 1, 2000, under the 1997 Directors Plan, the Company granted options to purchase 1,272 shares of Common Stock at an exercise price of $10.13 per share to each of Messrs. Carlin, Gerlach, Hill and Kerasiotes and Ms. Davis. After the Meeting this year, the Company will grant options to purchase 1,272 shares of Common Stock to each of Messrs. Carlin, Gerlach, Hill and Kerasiotes and Ms. Davis under the 1997 Directors Plan.

    Pursuant to the 1993 Directors Plan, each non-employee director was granted an option to acquire 6,875 shares of Common Stock as of the date of adoption of the 1993 Directors Plan. Subsequent to the date of adoption, an option to acquire 6,875 shares of Common Stock will be granted to each non-employee director immediately following their appointment. During the fiscal year ended October 1, 2000, under the 1993 Directors Plan, the Company granted no options to purchase Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is comprised of Tamara
P. Davis, Chairperson, John T. Gerlach and Kenneth D. Hill. No member of the Compensation Committee is a former or current officer or employee of the Company. In addition, although Mr. Spencer and Mr. Miller are not members of the Compensation Committee, they serve as administrators of and are eligible to participate in the Company's Management Bonus Plan. Bonuses under the Management Bonus Plan awarded to Mr. Spencer and Mr. Miller are reviewed and approved by the Compensation Committee. See "Compensation Committee Report."

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors is comprised solely of non-employee directors. The Compensation Committee reviews and recommends programs to the Board of Directors, including executive compensation, benefit, and retirement plans, the establishment of a competitive pay philosophy, oversight of company-wide compensation and benefit plans and policies, management development and succession plans, and director compensation plans. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent. The Compensation Committee endeavors to align the executive officer's interests with the success of the Company through the payment of a bonus based upon Company performance and participation in stock option and other stock ownership plans which provide the executive officer with the opportunity to build a substantial ownership interest in the Company.

    The compensation of an executive officer of the Company includes cash compensation, consisting of a base salary plus performance bonus, long-term incentive compensation in the form of stock options and participation in a 401(k) savings and employee stock ownership plan, and participation in various benefit plans generally available to employees of the Company.

    CASH COMPENSATION. Cash compensation consists of a base salary plus an annual performance bonus under the Management Bonus Plan (the "Bonus Plan"). In determining base salary, the Compensation Committee reviewed national and regional compensation information for executives in the restaurant industry reported in various sources, including the 1999 Chain Restaurant Compensation Association Survey prepared by Towers, Perrin, Forster & Crosby, Inc. (the "Towers Perrin Survey"), a multiple regression analysis of compensation information for the executive positions of 74 companies, representing 120 dining concepts. The Compensation Committee also considered the individual experience and performance of each executive officer. The Compensation Committee sets base salaries at a level which is competitive with similarly situated corporations.

    The key management level employees, including executive officers, are eligible to participate in the Bonus Plan. The Bonus Plan is administered by Messrs. Spencer and Miller, although bonuses granted to Messrs. Spencer and Miller are reviewed and approved by the Compensation Committee. The purpose of the Bonus Plan is to align more closely the interests of the participating employees with the financial success of the Company and to reward individual performance contributing to such success. Under the Bonus Plan, each eligible employee is assigned a percentage bonus factor ranging from 7% to 35%, except in the case of Mr. Miller who was assigned a bonus factor of 45% in lieu of an increase in his base salary when he became Chief Executive Officer. Individual employee and Company goals are established each year. At the end of each year, each participating employee is rated against the employee's individual and Company goals on a scale of 0 to 1.5. That rating is multiplied by the employee's percentage bonus factor which in turn is multiplied by the employee's salary to determine the employee's potential bonus. However, bonuses are paid to employees only if the Company's earnings performance during the year exceeds a certain threshold as specified by the Compensation Committee. During the fiscal year ended October 1, 2000, the Company paid an aggregate of $1,065,472 in bonuses under the Bonus Plan, including a total of $814,642 to all executive officers as a group. Of those executive officers named in the table above, Messrs. Spencer, Miller, Fox, Brown and Roberts received bonuses of $74,814, $96,566, $56,176, $46,430 and $51,491, respectively.

    The Compensation Committee determined and the Board of Directors of the Company affirmed that it is in the best interests of the Company's stockholders, employees and customers to assure continuity of management of the Company's administration and operations in the event of a change in control of the Company. Therefore, the Company has entered into Change in Control Protection Agreements with each of its officers that provide, in general, for specified severance payments in the event that an officer of the Company is terminated, other than for cause, within two years of a change in control. See also, "Executive Compensation--Change in Control Protection Agreements."

    LONG-TERM INCENTIVE COMPENSATION. The executive officers, as well as all salaried employees, of the Company are also eligible to participate in the Uno Restaurant Corporation 1997 Employee Stock Option Plan (the "Employee Stock Option Plan") and the ESOP. The executive officers of the Company also received options under the Uno Restaurant Corporation 1997 Key Officer Plan.

    The purpose of the Employee Stock Option Plan is to provide increased incentives to salaried employees, to encourage new employees to become affiliated with the Company and to associate more closely the interests of such persons with those of the Company. The Employee Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and the conditions of the Employee Stock Option Plan. Of the executive officers listed in the table above, for the fiscal year ended October 1, 2000, the Compensation Committee granted options to purchase 50,000 shares to Mr. Roberts.

    The purpose of the Key Officer Plan is to provide substantial equity incentives only to key officers of the Company. In adopting the Key Officer Plan in 1997, the Board of Directors and the Compensation Committee approved a one-time only grant of options to key officers of the Company. The options will only become exercisable to the extent financial performance goals are achieved by the Company. The Compensation Committee intended these stock options to be a substantial factor in motivating the Company's key officers to achieve the Company's financial goals and to provide incentives to remain with the Company over the long term. Of those executive officers named in the table above, in 1997 Messrs. Miller, Fox and Brown received options to purchase 275,000, 137,500 and 137,500 shares, respectively. Mr. Spencer did not receive any options under the Key Officer Plan.

    The executive officers also participate in the ESOP, which is funded by Company contributions pursuant to the employee stock ownership provision of the ESOP, as well as by voluntary contributions by employees and matching contributions by the Company pursuant to the 401(k) savings provision of the ESOP. The Company's matching contributions under the 401(k) savings provision are based upon 30% of the first 2% of compensation, and 25% of the next 4% of compensation contributed by employees. Employees may contribute up to 15% of compensation per year, subject to a maximum dollar limit. All Company contributions to the ESOP are intended to be held in the ESOP in the form of Common Stock. Employee contributions to the ESOP are invested at the direction of employees from among seven investment funds made available by the ESOP. Each year the Company's Board of Directors determines the amount, if any, that the Company will contribute pursuant to the employee stock ownership provision and the 401(k) savings provision of the ESOP for that plan year. As a result of the Company's financial performance for the fiscal year ended October 1, 2000, the Company contributed $282,000 pursuant to the 401(k) savings provision of the ESOP during the fiscal year ended October 1, 2000. Contributions pursuant to the employee stock ownership provision of the ESOP, plus any forfeitures arising from the termination of employees whose accounts were not fully vested, will be allocated among those participants who (i) completed a year of service that year and are employed on the last day of the year or (ii) retired, died or became disabled that year. Allocations are made pro rata on the basis of annual compensation, excluding compensation in excess of $170,000 and compensation received before joining the ESOP.

    The ESOP is designed to invest in shares of the Company's Common Stock. Benefits will normally be distributed in a lump sum consisting of shares of Common Stock, plus cash representing any fractional shares. Participants receive their benefits when they retire, become disabled, die or terminate service. If participants terminate employment for reasons other than death, disability or retirement, they are entitled to receive only the vested portion of their accrued benefit.

    The assets of the ESOP were most recently allocated to the accounts of all employees, including executive officers, as of September 29, 2000. At that time, $7,640, $12,227, $5,079 and $7,269 had been allocated to the accounts of Mr. Spencer, Mr. Miller, Mr. Fox and Mr. Brown, respectively. No assets of the ESOP were allocated to the account of Mr. Roberts.

    The stock ownership afforded under the Employee Stock Option Plan, the Key Officer Plan and the ESOP allows executive officers to acquire a significant, long-term stock ownership position in the Company which serves to align the executives' interests with stockholders' interests.

    OTHER COMPENSATION. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, officers of the Company (including the named executive officers) are eligible to participate in a deferred compensation plan, to receive supplemental health insurance coverage and an automobile allowance. For the fiscal year ended October 1, 2000, the amount of additional benefits to each of the named executive officers of the Company did not exceed 10% of the total of annual salary and bonus for each named executive officer.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary for Mr. Miller, Chief Executive Officer, for the fiscal year ended October 1, 2000 was $285,000.
Mr. Miller's salary was determined based upon a review of compensation data from several surveys, including the Towers Perrin Survey, data from selected peer companies and a review of Mr. Miller's past and expected future contributions to the Company. In lieu of increasing Mr. Miller's salary upon his becoming Chief Executive Officer in 1996, the Compensation Committee increased his bonus factor under the Bonus Plan as described above. As a result, Mr. Miller received a bonus of $96,566 under the Bonus Plan for the fiscal year ended October 1, 2000. Based on the Towers Perrin Survey referred to above, Mr. Miller's total cash compensation is in the middle range of executives of those restaurant companies which were the subject of the survey.

                                          Compensation Committee

                                          Tamara P. Davis, Chairperson
                                          John T. Gerlach
                                          Kenneth D. Hill

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors (the "Audit Committee") is currently comprised of three of the Company's directors: Mr. Carlin, Chairman, Ms. Davis and Mr. Kerasiotes. All members of the Company's Audit Committee are "independent" as such term is defined under the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter (the "Charter of the Audit Committee") which was approved and adopted by the Board of Directors on June 9, 2000 and is attached to this Proxy Statement as Appendix A. Under the provisions of the Charter of the Audit Committee, the Audit Committee is responsible for, among other things: making recommendations to the Board of Directors as to the selection and engagement of the Company's independent auditors; overseeing the independence of the Company's independent auditors; reviewing the annual audit plan and scope of the audit with the Company's independent auditors; reviewing the Company's annual financial statements and related footnotes, as well as the auditor's report with the management of the Company and the independent auditors; and establishing and maintaining communication between and among the Board of Directors, the Audit Committee, the Company's independent auditors and the Company's internal auditing department and management. The Audit Committee held two meetings during fiscal year 2000.

    The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended October 1, 2000. The Audit Committee has also discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Ernst & Young LLP regarding their independence, and has discussed the matter with the auditors.

    Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2000. Further, the Audit Committee recommended that the Board of Directors engage Ernst & Young LLP as the Company's independent auditors for the fiscal year ending
September 30, 2001.

                                          Audit Committee

                                          James F. Carlin, Chairman
                                          Tamara P. Davis
                                          James J. Kerasiotes

PERFORMANCE GRAPH

    The following graph compares the yearly change in the Company's cumulative total shareholder return with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for fiscal years ended September 29, 1996, September 28, 1997, September 27, 1998, October 3, 1999 and October 1, 2000 based upon the market price of the Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG UNO RESTAURANT CORPORATION, THE S & P 500 INDEX
                        AND THE S & P RESTAURANTS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            SEP-95  SEP-96  SEP-97  SEP-98  SEP-99  SEP-00
Uno Restaurant Corporation     100   78.26   82.61   77.54  137.68   86.89
S&P 500                        100  120.34  169.01  184.30  235.54  266.83
S&P Restaurants                100  119.26  121.42  151.72  209.15  155.47

*$100 INVESTED ON 9/30/95 IN STOCK OR INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING SEPTEMBER 30.

    The Performance Graph assumes the investment of $100 on October 2, 1995 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    LEASES. The Company's executive offices are located in two adjacent buildings in West Roxbury, Massachusetts. The first, a three-story building owned by Charles Park Road, LLC, a Massachusetts limited liability company owned by Aaron D. Spencer, Chairman of the Company, and his two adult children, is leased to the Company pursuant to a 10-year lease, commencing on March 30, 1987, with an option to renew for an additional five-year term. Currently, the Company is in the five-year option term. The Company's rent is $43,200 per year, and the Company is responsible for all taxes, utilities, insurance, maintenance and repairs. The Company also leases the adjacent facility, a two-story building owned by Charles Park Road, LLC, pursuant to a 15-year lease commencing on February 1, 1990, with options to renew for three additional five-year periods. Rent during the initial five-year period of the lease was $106,800 per year, increasing to $128,160 per year for the next five years, and to $153,792 per year for the final five years of the initial term of the lease. The Company is responsible for all taxes, utilities, insurance, maintenance and repairs. Rent during any option term will be 120% of the rent for the prior term of the lease. The Company believes that the terms of the leases for the two offices are as favorable as otherwise available in the real estate market. With the two buildings, the executive offices currently consist of approximately 25,000 square feet and house the Company's executive, administrative and clerical offices.

    One of the Company-owned restaurants in Boston, Massachusetts is located on the first floor of a six-story office building owned by Mr. Spencer.
Mr. Spencer leases the entire building to the Company pursuant to a 15-year lease, commencing on March 29, 1997 and ending on March 29, 2012, at a rent of $162,000 per year for the first five years, $186,300 per year for the second five years and $214,245 per year for the last five years. The lease has two five-year renewal options at a rent of $246,382 per year for the first renewal period and $283,339 per year for the second renewal period. The Company is responsible for all taxes, utilities, insurance, maintenance and repairs. The lease calls for the Company to pay the first $50,000 per year in capital improvements for the first five years of the lease, and the first $25,000 per year in capital improvements for the remaining 10 years of the initial lease. Capital improvements above this level are to be paid by Mr. Spencer. The lease provides that if the Company or Mr. Spencer were to terminate the lease, a new lease between the Company and Mr. Spencer relating only to the restaurant space of the building would become effective immediately. The Company currently sublets all but the restaurant space at rents which aggregate more than the $162,000 annual rent that the Company is currently obligated to pay
Mr. Spencer. The Company believes that the terms of its occupancy are as favorable as those otherwise available in the real estate market.

    OTHER MATTERS. A corporation, wholly-owned by Craig S. Miller, President, and Chief Executive Officer of the Company, and his brother, owns two franchised Pizzeria Uno restaurants in San Diego, California and one franchised unit in Chula Vista, California, all of which operate under the Company's standard unit franchise agreements. The restaurants are being operated by Mr. Miller's brother and Mr. Miller is not involved in the daily operations of the restaurants. The Board of Directors has determined that the franchise agreements are as favorable as otherwise available from nonaffiliated franchisees.

    On January 23, 1996, the Company loaned Mr. Miller the principal sum of $150,000 pursuant to a promissory note (the "Note"). The Note bears interest at the rate of 7.3% per year payable in arrears on a quarterly basis commencing March 31, 1996. On September 27, 1998, Mr. Miller paid $75,000 in principal and on September 3, 1999, Mr. Miller paid an additional $20,000 in principal. The maturity date for the balance of the $55,000 in principal has been extended to September 30, 2001. The
Note is secured by all of Mr. Miller's real and personal property.

    On August 16, 1999, the Company loaned Mr. Spencer $385,050 to pay the $8.55 per share exercise price of options to purchase 41,250 shares of the Company's Common Stock together with the related withholding taxes. The loan was evidenced by a promissory note dated August 26, 1999 which bore interest at a rate of 6.68% per year. Mr. Spencer repaid the loan in full on March 8, 2000.

                                 OTHER MATTERS

VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

    For Proposal No. 1, the three nominees for Class I director who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

    Abstentions will have no effect on the outcome of the vote for the election of Directors. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of Directors. Shares of Common Stock held of record by brokers who return a signed and dated proxy, but who fail to vote (a "broker non-vote") on the election of Directors will count towards the quorum but will count neither for nor against the election of Directors.

INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending September 30, 2001. Such firm and its predecessor have served continuously in that capacity since 1979.

    A representative of Ernst & Young LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended October 1, 2000, except as follows:

    The executive officers and directors listed in the table below filed a Form 5 on January 18, 2001, reporting, as indicated in the table, one or more of
(i) direct share purchases, (ii) the periodic purchase of shares of Common Stock as of September 29, 2000 under the Company's 401(k) Plan (the "401(k)") to such participant's account, (iii) the grant of stock options under the 1997 Employee Stock Option Plan, (iv) the grant of stock options under the 1997 Non-Qualified Stock Option Plan for Non-Employee

Directors and (v) shares granted under the 1993 Non-Qualified Stock Option Plan for Non-Employee Directors.

                                                                                          NON-EMPLOYEE
                                                                             EMPLOYEE       DIRECTOR
                                                              401(K)       STOCK OPTION      STOCK
NAME                                      SHARE PURCHASE     PURCHASES        GRANT       OPTION GRANT
----                                      --------------   -------------   ------------   ------------
Robert M. Brown.........................                          77
James F. Carlin.........................       2,000                                          1,272
Tamara P. Davis.........................                                                      8,147
Alan M. Fox.............................                          66
John T. Gerlach.........................                                                      1,272
George W. Herz II.......................                                      21,000
Kenneth D. Hill.........................                                                      8,147
Mark A. Jones...........................                                      11,000
James J. Kerasiotes.....................                                                      8,147
Paul W. MacPhail........................                          53
Craig S. Miller.........................                          73
Aaron D. Spencer........................
Robert M. Vincent.......................                          78          25,000
M. Heyward Whetsell.....................                                      10,000

OTHER PROPOSED ACTION

    The Board of Directors knows of no matters which may come before the Meeting other than the election of Class I directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

    Proposals which stockholders intend to present at the Company's 2002 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than October 4, 2001. If a proponent fails to notify the Company by December 18, 2001 of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company's 2002 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report," "Audit Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 1, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, UNO RESTAURANT CORPORATION AT 100 CHARLES PARK ROAD, WEST ROXBURY, MASSACHUSETTS 02132.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX A
                       CHARTER OF THE AUDIT COMMITTEE OF
              THE BOARD OF DIRECTORS OF UNO RESTAURANT CORPORATION
                    AS ADOPTED BY THE BOARD ON JUNE 9, 2000

--------------------------------------------------------------------------------

PURPOSE OF THE COMMITTEE

    The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Corporation and its subsidiaries.

COMPOSITION OF THE COMMITTEE

    Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, PROVIDED that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange.

MEETINGS OF THE COMMITTEE

    The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

    In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the
Committee:

(1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(2) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

(3) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

(4) Oversee the independence of the Corporation's independent auditors by, among other things:

    (a) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

    (b) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

(5) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors;

(6) Review the annual audit plan and scope of the audit with the Corporation's independent auditors;

(7) Review with management and the independent auditors at the completion of the annual audit examinations:

    (a) the Company's annual financial statements and related footnotes to be included in the Company's Annual Report to Shareholders.

    (b) the independent accountant's audit of the annual financial statements and their report thereto.

    (c) any significant changes in the independent accountant's audit plan.

    (d) any difficulties or disputes with management encountered during the course of the audit.

    (e) other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

(8) Consider and review with the independent auditors and with management the adequacy of the company's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto.

(9) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

(10) Review and reassess annually the Committee's charter;

(11) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

(12) Report regularly to the Board on its activities, as appropriate, and;

(13) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.
--------------------------------------------------------------------------------

    While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

    Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

PROXY                        UNO RESTAURANT CORPORATION                    PROXY

         The undersigned hereby appoints Aaron D. Spencer and Craig S. Miller, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2001 Annual Meeting of Stockholders of Uno Restaurant Corporation to be held on Wednesday, February 28, 2001, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

                  Continued, and to be signed, on reverse side
         (Please fill in the reverse side and mail in enclosed envelope)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

[ ]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.  Election of Directors:

Nominees:  Tamara P. Davis, John T. Gerlach and Paul W. MacPhail

[ ]  FOR ALL NOMINEES (except as marked to the contrary)

[ ]  WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):


----------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)


                                                     MARK HERE FOR
                                                     ADDRESS CHANGE
                                                     AND NOTE AT LEFT   [ ]

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)


Signature:                                           Date:
          ----------------------------------              -------------

Signature:                                           Date:
          ----------------------------------              -------------